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                                                                    EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 27th day of May, 1998 by and between GENERAL ROOFING SERVICES, INC. (hereinafter called "GRS") and WILLIAM A. ABBERGER III (hereinafter called the "Executive").

                                    RECITALS

         A. GRS has entered into stock purchase agreements (the "Purchase Agreements") to acquire all of the capital stock of 18 commercial roofing companies.

         B. In light of the Executive's significant role in GRS, GRS desires to assure itself of the Executive's services as the Senior Vice President of Operations of GRS, and the Executive is willing to make his services available to GRS, upon the terms and subject to the conditions hereinafter set forth.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing Recitals and the covenants and conditions set forth herein, the parties hereby agree as follows:

         1. EMPLOYMENT.

                 1.1 EMPLOYMENT AND TERM. GRS shall employ the Executive and the Executive shall serve GRS, upon the terms and subject to the conditions of this Agreement, for the period (the "Term") commencing on the Effective Date (as hereinafter defined) and ending three years from the Effective Date (the "Term"), subject to the provisions of Section 4 hereof; PROVIDED, that commencing on the first anniversary of the Effective Date, GRS or the Executive may terminate this Agreement upon 180 days prior written notice to the other party hereto.

                 1.2 DUTIES OF EXECUTIVE. The Executive shall serve as the Senior Vice President of Operations of GRS, shall have the principal responsibilities listed on EXHIBIT A hereto, and shall perform the duties of an executive commensurate with such position. The Executive shall diligently perform all services as may be reasonably assigned to him by the Chief Executive Officer of GRS consistent with such position and shall exercise such power and authority as may from time to time be delegated to him by the Chief Executive Officer of GRS. The Executive shall devote his full working time and attention to the business and affairs of GRS and shall not, during the Term, be engaged in any other business activity that may interfere with the Executive's ability to perform the duties assigned to the Executive under this Agreement.

                 1.3 PLACE OF PERFORMANCE. In connection with his employment by GRS, the Executive shall be based at GRS' offices in Pompano Beach, Florida except for required travel for GRS' business.

         2. COMPENSATION.

                 2.1 BASE SALARY. During the Term, the Executive shall receive an annual base salary of $120,000 (the "Base Salary"), which is based on the base salary paid to executives of the same class and having similar duties as the Executive. The Base Salary may be increased based upon the performance of GRS and the Executive, as determined by the Compensation Committee of the Board of Directors of GRS (the "Compensation Committee") in its sole authority and discretion. The Base Salary shall be payable in substantially equal installments consistent with GRS normal payroll schedule, subject to applicable withholding and other taxes.



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                 2.2 BONUS. The Executive shall be eligible to receive an annual bonus, as determined by the Compensation Committee in its sole and absolute discretion.

         3. EXPENSE REIMBURSEMENT AND OTHER BENEFITS.

                 3.1 EXPENSE REIMBURSEMENT. During the Term, GRS, upon the submission of supporting documentation by the Executive to GRS, shall reimburse the Executive for all reasonable expenses actually paid or incurred by the Executive in the course of and pursuant to the business of GRS, including reasonable expenses for required travel and entertainment.

                 3.2 OTHER BENEFITS. GRS shall obtain for the Executive such medical insurance coverages as are generally being provided to other employees of GRS from time to time. The Executive shall also be eligible for three weeks paid vacation per year during the term of this Agreement.

         4. TERMINATION.

                 4.1 TERMINATION FOR CAUSE. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated by GRS for Cause. As used in this Agreement, "Cause" shall only mean (i) any action or omission of the Executive which constitutes a willful and material breach of this Agreement which is not cured or as to which diligent attempts to cure have not commenced within 30 business days after receipt by Executive of written notice of same (which notice shall specify in detail the acts or omissions relied upon by GRS), (ii) fraud, embezzlement or misappropriation as against GRS or GRS or (iii) the conviction of Executive for any criminal act which is a felony. Upon any determination by the Board of Directors of GRS (the "Board") that Cause exists under clause (i) of the preceding sentence, a special meeting of the Board will be called and held at a time mutually convenient to the Board and Executive, but in no event later than 10 business days after Executive's receipt of the notice contemplated by clause (i). Executive shall have the right to appear before such special meeting of the Board with legal counsel of his choosing to refute any determination of Cause specified in such notice, and any termination of Executive's employment by reason of such Cause determination shall not be effective until Executive is afforded such opportunity to appear. Upon any termination pursuant to this Section 4.1, GRS shall pay to the Executive any unpaid Base Salary accrued through the effective date of termination specified in such notice. Except as provided above, GRS shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 3.1).

                 4.2 DISABILITY. Notwithstanding anything contained in this Agreement to the contrary, GRS, by written notice to the Executive, shall at all times have the right to terminate this Agreement, and the Executive's employment hereunder, if the Executive shall, as the result of mental or physical incapacity, illness or disability, fail to perform his duties and responsibilities provided for herein for a period of more than 120 days in any 12-month period. Upon any termination pursuant to this Section 4.2, GRS shall pay to the Executive any unpaid Base Salary, bonus and other benefits accrued through the effective date of termination. Except as provided above, GRS shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 3.1).

                 4.3 DEATH. In the event of the death of the Executive during the Term of his employment hereunder, GRS shall pay to the personal representative of the estate of the deceased Executive any unpaid Base Salary, bonus and other benefits accrued through the date of his death. Except as provided above, GRS shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of the Executive's death, subject, however, to the provisions of Section 3.1).




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         5. RESTRICTIVE COVENANTS.

                 5.1 NONCOMPETITION. In consideration of the agreements of GRS hereunder, during the period commencing on the Effective Date and continuing for a period of two years after termination of employment hereunder (the "Restricted Period"), the Executive shall not, directly or indirectly engage in or have any interest in, directly or indirectly, any sole proprietorship, partnership, corporation, business or any other person or entity (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that directly engages in competition with GRS, within 50 miles of the office of GRS or a subsidiary of GRS, if any, at which the Executive is primarily based during the Term or at the time Executive's employment with GRS is terminated (the "Territory"); PROVIDED, HOWEVER, that Executive may acquire, solely as an investment, shares of capital stock or other equity securities of any company which are traded on any national securities exchange or are regularly quoted in the over-the-counter market, so long as Executive does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control of, more than five percent of any class of capital stock of such corporation.

                 5.2 NONDISCLOSURE. During the Term and following termination of the Executive's employment with GRS, Executive shall not divulge, communicate, use to the detriment of GRS or any of its subsidiaries, or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as hereinafter defined) pertaining to the business of GRS or any of its subsidiaries. Any Confidential Information or data now or hereafter acquired by the Executive with respect to the business of GRS or any of its subsidiaries (which shall include, but not be limited to, information concerning GRS' or any of its subsidiaries' financial condition, prospects, customers, suppliers, partners, methods of doing business and marketing and promotion of their products or services) shall be deemed a valuable, special and unique asset of GRS that is received by the Executive in confidence and as a fiduciary, and Executive shall remain a fiduciary to GRS with respect to all of such information. For purposes of this Agreement, "Confidential Information" means information disclosed to the Executive or known by the Executive as a consequence of or through his employment by GRS or any of its subsidiaries (including information conceived, originated, discovered or developed by the Executive) prior to or after the date hereof, and not generally known about GRS, or any of its subsidiaries, or its respective businesses. Notwithstanding the foregoing, nothing herein shall be deemed to restrict the Executive from disclosing Confidential Information to the extent required by law.

                 5.3 NONSOLICITATION OF EMPLOYEES. During the Restricted Period, Executive shall not directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity, attempt to employ or enter into any contractual arrangement with any employee or former employee of GRS or any of its subsidiaries, unless such employee or former employee has not been employed by GRS or such subsidiaries for a period in excess of six months.

                 5.4 BOOKS AND RECORDS. All books, records, accounts and similar repositories of Confidential Information of GRS, or any of its subsidiaries, whether prepared by the Executive or otherwise coming into the Executive's possession, shall be the exclusive property of GRS and shall be returned immediately to GRS on termination of this Agreement or on the Board's request at any time.

                 5.5 MATERIAL INDUCEMENT. The covenants made by the Executive under this Section 5 are a material inducement for GRS to consummate the Purchase Agreements, and the parties expressly acknowledge and agree that GRS would not agree to make the Purchase Agreements if the covenants of the Executive under this Section 5 were not being made. Notwithstanding anything to the contrary contained herein, the provisions of this Section 5 shall survive the expiration or termination of this Agreement or Executive's employment hereunder.

         6. INJUNCTION. It is recognized and hereby acknowledged by the parties hereto that a breach by the Executive of any of the covenants contained in
Section 5 of this Agreement will cause irreparable




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harm and damage to GRS, the monetary amount of which may be impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges that GRS shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Section 5 of this Agreement by the Executive or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies GRS may possess.

         7. EFFECTIVE DATE. This Agreement shall become effective upon the closing of the transactions contemplated by the Purchase Agreements.

         8. GOVERNING LAW; WAIVER OF JURY TRIAL. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida as to all matters, including, but not limited to, matters of validity, construction, effect and performance, except that no doctrine of choice of law shall be used to apply any law other than that of Florida. IN THE EVENT OF ANY LITIGATION WITH RESPECT TO ANY MATTER CONNECTED WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREUNDER ALL OF THE PARTIES HERETO WAIVE ALL RIGHTS TO A TRIAL BY JURY AND AGREE TO SUBMIT TO BINDING ARBITRATION IN FLORIDA IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION.

         9. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered by hand or when deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                 If to GRS:                General Roofing Services, Inc.
                                           951 South Andrews Avenue
                                           Pompano Beach, Florida  33069
                                           Attn: Gregg Wallick, President
                                           Tel: (954) 942-3550
                                           Fax: (954) 946-2583

                 With a copy to:           Baker & McKenzie
                                           1200 Brickell Avenue, Suite 1900
                                           Miami, Florida 33131
                                           Attn: Andrew Hulsh, Esq.
                                           Tel: (305) 789-8985
                                           Fax: (305) 789-8953

                 If to the Executive:      William A. Abberger III
                                           1804 Mariner Drive, No. 33
                                           Tarpon Springs, Florida  34689
                                           Tel: (813) 943-7379
                                           Fax: (813) 621-6891

or to such other address as either party hereto may from time to time give notice of to the other in the aforesaid manner.

         10. ASSIGNMENT, BENEFITS, BINDING EFFECT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Executive.

         11. SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this


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Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by duration, geographic scope or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

         12. WAIVERS. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

         13. DAMAGES. Nothing contained herein shall be construed to prevent GRS, GRS or the Executive from seeking and recovering from the other damages sustained by them as a result of its or his breach of any term or provision of this Agreement. In the event that either party hereto brings suit for the collection of any damages resulting from, or the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the party found to be at fault shall pay all reasonable court costs and attorneys' fees of the other.

         14. THIRD PARTY BENEFICIARIES. GRS shall be deemed to be a third party beneficiary under this Agreement and shall be entitled to enforce its rights and remedies under this Agreement. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any other person or entity (other than GRS, or their successors or assigns, and, in the case of the Executive, his heirs or personal representative(s)) any rights or remedies under or by reason of this Agreement.

         15. AMENDMENT; ENTIRE AGREEMENT. This Agreement may not be amended or modified unless such amendment or modification is agreed to in writing and signed by GRS and the Executive. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter of this Agreement, and supersedes and replaces all prior agreements, understandings and commitments with respect to such subject matter.






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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                     GENERAL ROOFING SERVICES, INC.:



                                     By: /s/ Gregg E. Wallick
                                         -------------------------------------
                                         Gregg E. Wallick
                                         President and Chief Executive Officer

                                     EXECUTIVE:

                                         /s/ William A. Abberger
                                         -------------------------------------
                                         William A. Abberger III




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                                    EXHIBIT A

                          EXECUTIVE'S RESPONSIBILITIES



TITLE: CHIEF OPERATING OFFICER


REPORT TO: CEO


SUPERVISES: Regional Managers, Profit Centers, Purchasing Agent, Business Development Manager and Transition Team Manager

OBJECTIVE/MISSION: Officer responsible for the day to day administration of all operational work segments. Provide direction and guidance to profit center Executives. To meet the Operation Goals and Objectives of the Business Plan.

KEY RESULTS:
1. FINANCIAL - Achieve budgeted financial objectives as projected. Hit the numbers!

2. PERSONNEL - All companies staffed with a qualified manager and enough managers in training so as to insure enough required staff to minimize staffing issues. Turnover rate of Branch Mgr., Sr. Project Mgr., Sr. Construction Mgr., Account Mgrs. is less than 10%.

3. SAFETY - Insure performance standard regarding experience modifier, number of claims, litigation, are as projected.

4. APPRENTICES PROGRAM - to insure qualified trades men required.

5. S.O.P - revised and updated and documented and trained as required.

6. PURCHASING - Oversee that we are taking advantage of all purchasing opportunities that can be done regarding any operational issues, i.e. material, tools, etc.

7. PERSONAL DEVELOPMENT - Maintain some level of continuous personal improvement with respect to job skills as required.